UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 13, 2020

(Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 West 36th Street, 7th Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CIDM	Nasdaq Global Market

Item 1.02	Termination of a Material Definitive Agreement.

On January 14, 2020, Cinedigm Corp. (the “Company”) and its wholly-owned subsidiary Cinedigm Entertainment Corp. entered into a Second Amendment to the AVOD License Agreement (the “Second Amendment”) with Future Today Inc (“Future Today”), Alok Ranjan and Vikrant Mathur. Pursuant to the Second Amendment, (i) the Company and Future Today will expand their licensing relationship by adding new content  to the existing agreement pursuant to which Future Today currently licenses content from Cinedigm Entertainment Corp., and (ii) the Agreement and Plan of Merger dated as of March 14, 2019 among the Company, C&F Merger Sub, Inc. (“C&F”), Future Today, Alok Ranjan and Vikrant Mathur (individually and as Stockholder Representative) and the Company Stockholders identified therein, as amended by Amendment No. 1 (the “Merger Agreement”) was terminated. Pursuant to the Merger Agreement, the Company had agreed to acquire Future Today through a merger with C&F. The Second Amendment was effective as of January 1, 2020.

Item 8.01	Other Events.

On January 13, 2020, Bison Entertainment Investment Limited, the Company’s majority stockholder, signed a written consent approving the acquisition by the Company of shares of Starrise Media Limited, a leading Chinese entertainment company, from two of Starrise’s stockholders. The Company expects to mail a definitive information statement to its stockholders in late January and to close the acquisition of the Starrise shares as soon as practicable thereafter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINEDIGM CORP.

Dated: January 17, 2020	By:	/s/ Gary S. Loffredo
Gary S. Loffredo
Chief Operating Officer, President of Digital Cinema, General Counsel and Secretary